SILICON SOUTH INC.

CHINA WASTEWATER INC.

FORMERLY ALPHA WASTEWATER INC.

PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

[ Unaudited ]

The following unaudited proforma condensed combined balance sheet aggregates the balance sheet of Silicon South Inc., a Nevada corporation (the “Company”) as of September 30, 2010 and the balance sheet of China Wastewater Inc. (Formerly Alpha Wastewater Inc.), a Nevada corporation (“CWI”) as of September 30, 2010 accounting for the transaction as a reorganization of CWI in a manner similar to a reverse purchase with the issuance of common stock of the Company for all the issued and outstanding shares of CWI and using the assumptions described in the following notes, giving effect to the transaction, as if the transaction had occurred as of the end of the period. The transaction was not completed as of September 30, 2010.

The following unaudited proforma condensed combined statement of operations combines the results of operations of the Company for the nine months ended September 30, 2010 and the results of operations of CWI for the nine months ended September 30, 2010 as if the transaction had occurred at the beginning of the periods.

The pro forma condensed combined financial statements should be read in conjunction with the separate financial statements and related notes thereto of the Company and CWI. These proforma financial statements are not necessarily indicative of the combined financial position, had the acquisition occurred at the end of the periods indicated above, or the combined results of operations which might have existed for the periods indicated or the results of operations as they may be in the future.

Silicon South Inc.
China Wastewater Inc.
Formerly Alpha Wastewater Inc.
Proforma Condensed Combined Balance Sheet
September 30, 2010

ASSETS

[Unaudited]
		China Wastewater Inc.
	Silicon South Inc.	Formerly Alpha Wastewater Inc.
	September 30, 2010	September 30, 2010		Proforma Increase	Proforma
	[Company]	[CWI]		(Decrease)	Combined

ASSETS:

Cash and cash equivalents	$ 99,960	$ -		$ -	$ 99,960
			[B]	40,000
Investment in subsidiary					-
			[C]	(40,000)
	$ 99,960	$ -		$ -	$ 99,960

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

LIABILITIES:
Bank deficit	$ -	$ -		$ -	$ -
Accounts payable	14,956	-		-	14,956
Accrued interest	2,178	-		-	2,178
Deposits on merger	50,000	-		-	50,000
State corporate tax payable	-	-	[A]	(100,000)
Due to related party	112,866	103,769			216,635
			[A]	100,000
	180,000	103,769		-	283,769

STOCKHOLDERS' (DEFICIT)
			[B]	40,000
Common Stock	7,315	40,000	[C]	(40,000)	47,315
			[C]	(478,356)
Additional Paid In Capital	140,785	478,356			391,001
			[C]	250,216
Additional Paid In Capital-Options					2,497,275
			[D]	2,497,275
Accumulated other comprehensive income	-	(23,745)		-	(23,745)
			[C]	228,140
Accumulated Deficit during the development stage	(228,140)	(598,380)		-	(3,095,655)
			[D]	(2,497,275)
Total Stockholders' (Deficit)	(80,040)	(103,769)		-	(183,809)
	$ 99,960	$ -		$ -	$ 99,960

See Notes To Unaudited Proforma Condensed Financial Statements.

Silicon South Inc.
China Wastewater Inc.
Formerly Alpha Wastewater Inc.
Proforma Condensed Combined Statement of Operations
[Unaudited]

		China Wastewater Inc.
	Silicon South Inc.	Formerly Alpha Wastewater Inc.
	For the Nine	For the Nine
	Months Ended	Months Ended
	September 30, 2010	September 30,2010		Proforma Increase	Proforma
	[Company]	[CWI]		(Decrease)	Combined

REVENUES	$ -	$ -		$ -	$ -

OPERATING EXPENSES
Salary	-	-		-	-
Consulting and professional fees	9,490	12,986	[D]	2,497,275	2,519,751
General and administrative	833	91,246		-	92,079

Total Operating Expenses	10,323	104,232		2,497,275	2,611,830

OPERATING LOSS	(10,323)	(104,232)		(2,497,275)	(2,611,830)

Other Income (Expense)	111,247	-		-	-

Provision for Income Taxes	-	-		-	-

Total Other Income (Expense)	111,247	-

Net (Loss)	$ 100,924	$ (104,232)		(2,497,275)	$(2,611,830)

OTHER COMPREHENSIVE INCOME (LOSS)

Foreign currency translation adjustment	-	465		-	465

TOTAL COMPREHENSIVE LOSS	$ 100,924	$ (103,767)	[D]	$(2,497,275)	$(2,611,365)

Basic net (loss) per common share					$ -

See Notes To Unaudited Proforma Condensed Financial Statements.

SILICON SOUTH INC.

CHINA WASTEWATER INC.

FORMERLY ALPHA WASTEWATER INC.

NOTES TO PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

[Unaudited]

NOTE 1 – SILICON SOUTH INC.

Silicon South Inc. (the “Company”) was organized under the laws of the State of Nevada on June 20, 1997. The Company has been seeking potential business opportunities. The Company discontinued its previous operations during 2002.

NOTE 2 – CHINA WASTEWATER INC. (FORMERLY ALPHA WASTEWATER INC.)

China Wastewater Inc. (Formerly Alpha Wastewater Inc.) (“CWI”) was organized under the laws of the State of Nevada on October 7, 2009. The Company owns an exclusive license to manufacture, assemble, advertise, promote, sell, and distribute a patented wastewater (sewage) purification system in the People’s Republic of China.

NOTE 3 - PROFORMA ADJUSTMENTS

On October 25, 2010 CWI and the Company agreed to amend the Agreement and Plan of Reorganization with an extended closing date of November 10, 2010. The agreement called for the Company to issue 40,000,000 shares of common stock to the shareholders of CWI for 100% of the outstanding shares of CWI’s common stock in a transaction wherein CWI would became a wholly-owned subsidiary of the Company. In addition to the exchange of shares, the Agreement requires the Company to issue options to Thurman Investments Corporation, Inc. and/or assigns for the purchase of up to 2,475,000 shares of the Company’s restricted common stock at a price of $.001 per share, which option shall expire four business days following closing of the Agreement.

The ownership interests of the former owners of CWI in the combined enterprise will be greater than that of the ongoing shareholders of the Company and, accordingly, the management of CWI will assume operating control of the combined enterprise. Consequently, the acquisition is accounted for as the recapitalization of CWI, wherein CWI purchased the assets of the Company and accounted for the transaction as a reverse purchase for accounting purposes.

Proforma adjustments on the attached financial statements include the following:

[A]

To record the conversion of $100,000 of liabilities to related parties of the Company into $100,000 of liabilities to related parties of CWI.

[B]

To record the issuance of 40,000,000 shares of common stock pursuant to the Agreement and Plan of Reorganization.

[C]

To eliminate the common stock accounts of CWI and the prior retained earnings of the Company.

[D]

To record the options cost associated with issuance of options to purchase up to 2,475,000 shares of common stock we recorded the options’ cost at $1.009 ($1.01, the market value of the common stock on the grant date, less $0.001, the exercise price of the options).

NOTE 4 - PROFORMA (LOSS) PER SHARE

The proforma (loss) per share is computed based on the weighted average number of shares outstanding, after adjustment for shares issued in the acquisition. The weighted average number of shares was calculated at 47,315,000 shares based on the 7,315,000 shares of Silicon South, Inc., which were outstanding as of January 1, 2010, and the assumption all 40,000,000 shares issued in the acquisition had been outstanding from the beginning of the period presented.